UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012 (November 7, 2012)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)                   (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

On November 8, 2012, we issued a press release setting forth our financial results for the first quarter of 2013. A copy of the press release is attached as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2012, the Board of Directors (the “Board”) of Net 1 UEPS Technologies, Inc. (the “Company”), upon recommendation of the Remuneration Committee, adopted a cash incentive award plan for fiscal 2013 for Dr. Serge Belamant, the Company’s chairman and chief executive officer and Herman Kotze, the Company’s chief financial officer.

In addition, on November 7, 2012, the Remuneration Committee determined to pay to Dr. Belamant and Mr. Kotze $223,125 and $118,125, respectively, in respect of the 2012 cash incentive award plan. As previously disclosed, the qualitative portion of the 2012 cash incentive award plan provided, in part, for payments based on submission by management, and Board approval, of a new strategic plan by August 2012. Although management submitted the new strategic plan, the Board had not completed its evaluation prior to the end of August 2012. As a result, and as disclosed in the Company’s proxy statement for the 2012 annual meeting of shareholders, the Remuneration Committee awarded Dr. Belamant and Mr. Kotze only 50% of the qualitative portion of the 2012 cash incentive plan. On November 7, 2012, the Board approved the new strategic plan substantially in the form presented by management and thus, the Remuneration Committee determined to make the payments described above which represent the remaining 50% of the qualitative portion of the 2012 cash incentive award plan.

Cash Incentive Award Plan for Fiscal 2013

Under the cash incentive award plan, each of Dr. Belamant and Mr. Kotze will be eligible to earn a cash incentive award based on the Company’s fiscal 2013 financial performance and his individual contribution toward the achievement of certain objectives described under “Qualitative Portion of the Cash Incentive Award Plan” below. The terms of the cash incentive award plan are not contained in a formal written document, but are summarized below.

The cash incentive award plan provides for a target level cash incentive award of 100% of the executive’s annual base salary for fiscal 2013, 70% of which will be based on the quantitative factor described below and 30% of which will be based on the qualitative factors described below.

The quantitative portion of the award provides for threshold, target and maximum percentages of the executive’s base salary multiplied by 0.70 (to reflect that 70% of the target award is based on the quantitative factor). For Dr. Belamant, the threshold, target and maximum percentages are 50%, 100% and 200%. For Mr. Kotze, the threshold, target and maximum percentages are 50%, 100% and 150%.

The qualitative portion of the award is limited to 100% of the executive’s base salary multiplied by 0.30 (to reflect that 30% of the target award is based on qualitative factors).

Quantitative Portion of the Cash Incentive Award Plan

Each of Dr. Belamant and Mr. Kotze will be entitled to receive 70% (at target levels) of his annual base salary based on the achievement of the following fundamental diluted earnings per share (“Fundamental EPS”) metric for fiscal 2013 at the specified levels. The following levels of Fundamental EPS will entitle the executive to receive the following percentages of this portion of the award:

  Below $1.25—0%

  $1.38 (threshold)—50%

  $1.50 (target)—100%

  $1.60 (maximum)—200% for Dr. Belamant and 150% for Mr. Kotze

  Fundamental EPS at or above $1.25 and below $1.60 will be interpolated on a linear basis and rounded to the nearest percentage point.

Fundamental EPS will be measured in U.S. dollars as the Company’s earnings per share determined in accordance with U.S. generally accepted accounting principles, as adjusted to exclude the effects related to (i) the amortization of intangible assets, (net) and acquisition-related costs; (ii) stock-based compensation charges and (iii) other items that the Remuneration Committee may determine in its discretion to be appropriate (for example, accounting changes and one-time or unusual items). Further, the calculation of Fundamental EPS will assume no change in the Company’s effective tax rate from fiscal 2012.

Qualitative Portion of the Cash Incentive Award Plan

Each of Dr. Belamant and Mr. Kotze is entitled to receive up to 30% of his annual base salary based on his individual contribution toward the achievement of the following Company-wide objectives no later than August 2013 (which is the scheduled time during the year that the Remuneration Committee reviews performance against the qualitative metrics of the Company’s cash incentive award plan):

  Enhancing shareholder value; and
  Implementation of the strategic plan approved by the Board.

The Remuneration Committee may award between 0% and 100% of 30% of the executive’s annual base salary, based on its assessment of progress against these objectives.

Tables Illustrating Potential Payments Under Cash Incentive Award Plan

Based on Dr. Belamant’s current annual base salary of $892,500, the table below illustrates the potential amounts that could be payable to him under the cash incentive award plan. The table assumes that the quantitative metric under the “Quantitative Portion” column is satisfied and that he is entitled to receive the full amount of the amount under the “Qualitative Portion” column. If the quantitative metric is not satisfied or if less than the entire amount of the Qualitative Portion is awarded, then the amounts under the “Total” column could be greater or less, but in any event may not exceed $1,517,250.

	Quantitative Portion		Qualitative Portion	Total
	$	Amount Payable ($)	$	$
Threshold	1.38	312,375	267,750	580,125
Target	1.50	624,750	267,750	892,500
Maximum	1.60	1,249,500	267,750	1,517,250

Based on Mr. Kotze’s current annual base salary of $472,500, the table below illustrates the potential amounts that could be payable to him under the cash incentive award plan. The table assumes that the quantitative metric under the “Quantitative Portion” column is satisfied and that he is entitled to receive the full amount of the amount under the “Qualitative Portion” column. If the quantitative metric is not satisfied or if less than the entire amount of the Qualitative Portion is awarded, then the amounts under the “Total” column could be greater or less, but in any event may not exceed $637,875.

	Quantitative Portion		Qualitative Portion	Total
	$	Amount Payable ($)	$	$
Threshold	1.38	165,375	141,750	307,125
Target	1.50	330,750	141,750	472,500
Maximum	1.60	496,125	141,750	637,875

Item 7.01. Regulation FD Disclosure.

Reference is made to Item 2.02 which is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

             (d)        Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 8, 2012, issued by Net 1 UEPS Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: November 8, 2012	By: /s/ Serge Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of
the Board